Immediate Release
Contact
Ken Lamb
248.754.0884

BORGWARNER COMPLETES ACQUISITION
OF REMY INTERNATIONAL

Auburn Hills, Michigan, November 10, 2015 - Global powertrain supplier BorgWarner has finalized its acquisition of Remy International, Inc. (Remy). A leading manufacturer of rotating electrical components such as alternators, starter motors and electric traction motors for the automotive and commercial vehicle industry, Remy operates in ten countries on five continents.
“With this acquisition, the complementary combination of technologies and global operations will strengthen BorgWarner’s product leadership position,” said James R. Verrier, President and Chief Executive Officer, BorgWarner. “We look forward to welcoming Remy’s talented employees to BorgWarner.”
BorgWarner announced an agreement to acquire Remy on July 13, 2015, and completed the acquisition on November 10, 2015.

About BorgWarner
BorgWarner Inc. (NYSE: BWA) is a product leader in highly engineered components and systems for powertrains around the world. Operating manufacturing and technical facilities in 57 locations in 18 countries, the company delivers innovative powertrain solutions to improve fuel economy, reduce emissions and enhance performance. For more information, please visit borgwarner.com.

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